UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

QUEPASA CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Datura Street Suite 1100 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 348-2665

7550 E. Redfield Rd. Suite A Scottsdale, AZ 85260
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported on a Form 8-K filed with the Securities and Exchange Commission on April 9, 2008, Quepasa Corporation (the “Company”) received a notice letter (the “Letter”) from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was no longer in compliance with the requirements for continued listing on The Nasdaq Capital Market (the “Listing Requirements”).

Since the close of business on April 8, 2008, the Company has been in compliance with the market value Listing Requirement of $35,000,000. In order to also comply with the minimum stockholders’ equity requirement and not rely on future market prices, the Company submitted a plan to Nasdaq on April 21, 2008 to exchange debt for equity, which would reduce indebtedness and result in more than $2,500,000 in stockholders’ equity.

Under Nasdaq Marketplace Rule 4310(c)(3), the Company is required to meet any of the following tests: (i) at least $2,500,000 in stockholders’ equity, or (ii) at least $35,000,000 in market value of listed securities, or (iii) at least net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUEPASA Corporation

Date: April 21, 2008	By: /s/ Michael D. Matte
Name: Michael D. Matte
Title: Executive Vice President and Chief Financial Officer